UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 1900 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(702) 964-5777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Resignation of Previous Independent Registered Public Accounting Firm

On April 16, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of GAN Limited (the “Company”) accepted the resignation of BDO LLP (“BDO UK”) as the Company’s independent registered public accounting firm, effective immediately.

BDO LLP’s reports on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through April 16, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO LLP, would have caused BDO LLP to make reference thereto in its reports on the Company’s consolidated financial statements for such years.

During the two most recent fiscal years ended December 31, 2020 and 2019 and through the subsequent interim period preceding BDO LLP’s resignation, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting as of December 31, 2019 previously reported in the registration statement on Form F-1 (File No. 333-237372) that the Company filed in connection with its initial public offering. The material weaknesses related to the lack of a sufficient number of personnel with an appropriate level of knowledge and experience in the application of International Financial Reporting Standards and International Accounting Standards and Interpretations as issued by the IASB, commensurate with our financial reporting requirements at the time; and the design and operation of our accounting and financial reporting close functions, in which required policies and procedures either were not designed or were not operating effectively at period end, resulting in a number of adjustments to the Company’s consolidated financial statements during the course of the audit. The material weaknesses were discussed with the Audit Committee of the Company, and the Company has authorized BDO LLP to respond fully to inquiries of the successor accountant concerning the material weaknesses.

The Company provided BDO LLP with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO LLP furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO LLP agrees with the statements related to them made by the Company in this report. A copy of BDO LLP’s letter to the SEC dated April 16, 2021 is attached as Exhibit 16.1 to this report.

(b)	Engagement of Independent Registered Public Accounting Firm

On April 16, 2021, the Audit Committee and the Board approved the appointment of BDO USA, LLP (“BDO USA”) in order to fulfill the vacancy as the Company’s independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and 2019, and during the subsequent interim period through April 16, 2021, neither the Company, nor anyone on its behalf, consulted BDO USA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO USA that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter of BDO LLP dated April 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: April 16, 2021	/s/ Karen E. Flores
Karen E. Flores
Chief Financial Officer

-4-